As filed with the Securities and Exchange Commission on December 12, 2014

Registration No. 333-198990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Columbia Pipeline Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	4922	51-0658510
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5151 San Felipe St., Suite 2500

Houston, Texas 77056

713-386-3701

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Carrie J. Hightman

Executive Vice President and Chief Legal Officer

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David P. Oelman Gillian A. Hobson Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-2222	Joshua Davidson Hillary H. Holmes Baker Botts L.L.P. 910 Louisiana Street Houston, TX 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-198990) of Columbia Pipeline Partners LP is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any portion of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 16.	EXHIBITS.

See the Index to Exhibits on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Index to Exhibits is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2014.

Columbia Pipeline Partners LP

By:	CPP GP LLC, its general partner

By:	/s/ Robert C. Skaggs, Jr.
Name:	Robert C. Skaggs, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Robert C. Skaggs, Jr. Robert C. Skaggs, Jr.	Chief Executive Officer (Principal Executive Officer)	December 12, 2014

/s/ Stephen P. Smith Stephen P. Smith	Director, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2014

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INDEX TO EXHIBITS

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1†	—	Certificate of Limited Partnership of NiSource Energy Partners, L.P.

3.2†	—	Certificate of Amendment to Certificate of Limited Partnership of NiSource Energy Partners, L.P.

3.3†	—	Form of Amended and Restated Limited Partnership Agreement of Columbia Pipeline Partners LP (included as Appendix A in the prospectus included in this Registration Statement)

4.1*	—	Form of Registration Rights Agreement

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1**	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

10.1*	—	Form of Contribution, Conveyance and Assumption Agreement by and among NiSource Inc., NiSource Finance Corp., Columbia Pipeline Group, Inc., Columbia Energy Group, Columbia Gas Transmission, LLC, Columbia Gulf Transmission, LLC, Columbia Hardy Holdings, LLC, Columbia Hardy Corporation, Columbia Pipeline Partners LP, CPP GP LLC, CPG OpCo LP and CPG OpCo GP LLC

10.2*	—	Form of Omnibus Agreement by and among Columbia Energy Group, CPP GP LLC, Columbia Pipeline Group, Inc. and Columbia Pipeline Partners LP

10.3*	—	Form of Columbia Pipeline Partners LP Long Term Incentive Plan

10.4**	—	Form of Services Agreement by and between Columbia Pipeline Services Company and Columbia Pipeline Partners LP

10.5†	—	System Money Pool Agreement, dated as of November 1, 2014, by and among Columbia Pipeline Group, Inc., NiSource Finance Corp., NiSource Corporate Services Company, as administrative agent, and the direct and indirect subsidiaries of Columbia Pipeline Group, Inc.

10.6†	—	Revolving Credit Agreement, dated as of December 5, 2014, by and among Columbia Pipeline Partners LP, as Borrower, NiSource Inc., Columbia Pipeline Group, Inc., Columbia Energy Group, CPG OpCo LP, CPG OpCo GP LLC, as Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD, as Syndication Agent

10.7*	—	Form of Tax Sharing Agreement by and among NiSource Inc., Columbia Pipeline Partners LP and CPG OpCo LP

10.8*	—	Form of Trademark License Agreement

10.9*	—	Form of Amended and Restated Limited Partnership Agreement of CPG OpCo LP

10.10*	—	Form of Columbia Pipeline Partners LP Phantom Unit Agreement

21.1**	—	List of Subsidiaries of Columbia Pipeline Partners LP

23.1†	—	Consent of Deloitte & Touche LLP

23.2†	—	Consent of Deloitte & Touche LLP

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.4**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1†	—	Powers of Attorney

99.1†		Consent of Thomas W. Hofmann, as director nominee

99.2†		Consent of Robert C. Skaggs, Jr., as director nominee

99.3†		Consent of Glenn L. Kettering, as director nominee

99.4†		Consent of Robert E. Smith, as director nominee

99.5†		Consent of Stanley G. Chapman, III, as director nominee

*	Provided herewith.
**	To be provided by amendment.
†	Previously filed.

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